EXHIBIT 99.1
"Your Business Communications Partner"
News Release

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Friday, March 10, 2006
USA Mobility to Amend Previously Filed Financial Statements
Alexandria, VA (March 10, 2006) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced it will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2004 and amendments to its Quarterly Reports on Form 10-Q for each of the first three quarters of the year ended December 31, 2005. The purpose of the filing is to amend and restate financial statements and other financial information for the years 2003 and 2004 and first three quarters of 2004 and 2005 to reflect certain adjustments.
USA Mobility said the corrections and adjustments do not impact its previously reported revenues, cash or cash flow from operating, investing or financing activities.
In the process of preparing its financial statements for the fiscal year ended December 31, 2005, the Company’s internal accounting staff identified certain adjustments relating to the following: (1) corrections to the valuation of deferred income tax assets in 2003 and 2004; (2) the restatement of certain state and local transactional taxes previously recorded in 2005, to 2003 and 2004; (3) a correction of the calculation of depreciation expense in 2004 and 2005; (4) the inclusion of an additional severance liability for executives terminated in 2004; (5) the correction of the accounting for the merger with Metrocall Holdings, Inc. in 2004; and (6) an adjustment to other income in 2004.
Thomas L. Schilling, chief financial officer, said: “During our year-end financial review, we discovered accounting errors that occurred in certain earlier reporting periods. These errors primarily occurred prior to the merger of Arch Wireless, Inc. and Metrocall Holdings, Inc. on November 16, 2004. While these errors did not impact revenue, cash, or cash flow from operations, it is appropriate to amend and restate our previously issued financial statements and other financial information.”

Notice of the restatement of fiscal years 2003 and 2004, and 2005 quarterly financial results, was filed today with the Securities and Exchange Commission on Form 8-K. As a result of the restatement, filings of financial statements and other financial information for 2003, 2004 and for each of the first three quarters of 2005 by USA Mobility and its predecessor companies should be disregarded.
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government, healthcare and emergency response sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90% of the U.S. population. In addition, the company offers mobile voice and data services through Sprint Nextel and Cingular Wireless, including BlackBerry and GPS location applications. The company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to over two-thirds of the Fortune 1000 companies. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, the timely and efficient integration of the operations and facilities of Metrocall and Arch as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
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